Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-267634 and 333-267632) on Form S-3 and (Nos. 333-224986, 333-272959, and 333-272960) on Form S-8 of our reports dated February 20, 2025, with respect to the consolidated financial statements and financial statement schedule IV – Mortgage Loans on Real Estate of MFA Financial, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

New York, New York
February 20, 2025